Exhibit 99.2

LEEDS, LLC

UNAUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2020

LEEDS, LLC

2

LEEDS, LLC

Balance Sheet

(In thousands)

(Unaudited)

September 30, 2020
Assets
Current assets
Cash and cash equivalents	$5,671
Accounts receivable and contract asset	1,922
Prepaid expenses	23
Total current assets	7,616
Property and equipment, net	177
Operating lease right-of-use asset	247
Deposit	45
Total assets	$8,085
Liabilities and Members' Equity
Current liabilities
Accrued expenses and other current liabilities	$731
Total current liabilities	731
Other liabilities	166
Total liabilities	897
Commitments and contingencies (note 9)
Members' equity	7,188
Total liabilities and members' equity	$8,085

See accompanying notes to financial statements.

LEEDS, LLC

Statement of Operations

(In thousands)

(Unaudited)

For the nine months ended September 30, 2020
Revenues	$11,134
Cost of revenues	3,032
Gross profit	8,102
Operating expenses
Sales and marketing	2,840
Research and development	744
General and administrative	222
Total operating expenses	3,806
Operating income	4,296
Other income (expense), net
Interest income (expense), net	(5)
Total other income (expense), net	(5)
Net income	$4,291

See accompanying notes to financial statements.

LEEDS, LLC

Statement of Members’ Equity

(In thousands)

(Unaudited)

For the nine months ended September 30, 2020
Balance at December 31, 2019	$3,944
Distributions	(1,047)
Net Income	4,291
Balance at September 30, 2020	$7,188

See accompanying notes to financial statements.

LEEDS, LLC

Statement of Cash Flows

(In thousands)

(Unaudited)

For the nine months ended September 30, 2020
Cash flows from operating activities:
Net income	$4,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79
PPP loan forgiveness	(551)
Changes in operating assets and liabilities
Accounts receivable	(1,000)
Prepaid expenses and other assets	53
Accounts payable	(28)
Deferred revenue	(895)
Accrued expenses and other current liabilities	534
Net cash provided by operating activities	2,483
Cash flows from investing activities:
Purchase of property and equipment	(6)
Net cash used in investing activities	(6)
Cash flows from financing activities:
Distributions to members	(1,047)
Payments on finance lease liabilities	(73)
Net cash used in financing activities	(1,120)
Increase in cash and cash equivalents	1,357
Cash and cash equivalents at beginning of year	4,314
Cash and cash equivalents at end of year	$5,671
Supplemental cash flow disclosures:
Cash paid for interest	$5

See accompanying notes to financial statements.

LEEDS, LLC

Notes to Financial Statements

Note 1. Organization and Description of Business

LEEDS, LLC (the “Company”) is a leading provider of investigative software and professional services for law enforcement agencies. The company’s on-premise and cloud-based products provide enhanced analytical and collaboration tools to help detectives connect the dots and share information quickly while reporting tools give insight to supervisors on the status of each case.

The Company’s office is in Newark, New Jersey.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

In the opinion of management, the accompanying financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, members’ equity and cash flows for the period ended September 30, 2020, but are not necessarily indicative of the results of operations or cash flows to be anticipated for the full year 2020 or any future period. The Company has evaluated subsequent events occurring after the date of the financial statements for events requiring recording or disclosure in the financial statements.

Revenue Recognition

The Company generates substantially all of its revenues from the sale of (i) a software license and related maintenance and support services to its proprietary software technology and (ii) professional software development services to a single customer, through a sales channel intermediary.  The Company has been serving this customer for more than ten years. The sales channel intermediary contract includes an annual, renewable subscription for software and related maintenance and support services. The contract also provides for the procurement of professional services, such as for software development and testing for product feature enhancements, by executing supplementary work orders. The Company evaluates each promise under the contracts with its customer and determines whether they meet the criteria to be recognized as a separate performance obligation.

Software license and maintenance and support services revenue

The Company recognizes revenue from the license of its software license and related maintenance and support services revenues upon the satisfaction of performance obligations. The Company determined that the term-based software license should be combined with the maintenance and support services as a single performance obligation. The nature of the maintenance and support services, inclusive of the Company’s obligation to provide additional, unspecified software functionality over the license term, is critical to the customer’s ability to derive benefit and value from the license. The maintenance and support services provided allow the customer to be flexible in utilizing the customized software to respond to the changing regulatory environment. Contractually, the Company provides continuous access to the software, maintenance and support services, helpdesk and technical support over the contract term, hence a time-elapsed method is used to recognize revenue. Revenues from the software license and maintenance and support services are recognized ratably over the term of the contract because the Company’s obligation to provide the license and related support services is uniform over the license term. The Company generally invoices for these services on a monthly basis in arrears.

Professional services revenue

Professional services revenue consists of fees typically associated with the design, development and testing of product feature enhancements requested by the customer. The customer procures additional development services as needed, and generally based upon annual development plans negotiated by and between the customer and the Company. Professional services do not result in significant customization of the maintenance and support services and are considered distinct services. All, and any part of the output, of the Company’s professional services towards such product feature enhancements, belong to the customer. Accordingly, the Company satisfies the performance obligations over time as the performance of work typically creates or enhances an asset that the customer controls as the asset is created or enhanced. As these work orders each have a fixed contract fee, the Company recognizes revenue over time proportionally as work is performed, based on cumulative resource costs incurred as a percentage of total forecast costs for the project. Management uses significant judgement in making these estimates, which affect the timing of revenue recognition, including how much revenue to recognize in each period, and in estimating the timing of revenue recognition for remaining performance obligations (disclosed in Note 3). The contract price and billing schedule are stated in each work order and the Company generally invoices in monthly installments upon the commencement of each work order.

Gross versus net presentation

The Company’s single software license and related service agreement was facilitated through a sales channel intermediary. The Company presents as revenue the total value of the billings to the customer (or gross) and that portion of the billings to the customer retained by the sales channel intermediary as a sales cost which is included in sales and marketing in the accompanying statement of operations. As the Company has determined that it was the principal in the arrangement.  The Company’s conclusion is based on its role in controlling the goods and services consumed by the end-customer throughout the license term or development life cycle, combined with its control over the price charged to the end-user for such goods and services. The fees paid to the sales channel intermediary are expensed as incurred, and the sales channel intermediary is paid the same rate of commission on any license term renewals or additional professional services that are sold to the customer.

Costs to fulfill

Costs to fulfill the contract mainly include personnel costs of project managers, developers and analysts working on the various support tickets and work orders. Such costs are expensed as incurred as they do not create an asset owned by the Company, and are classified as costs of goods sold in the accompanying statement of operations.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs were $0.1 million for the period ended September 30, 2020 and were included in sales and marketing expense in the statement of operations.

Research and Development Costs

Research and development costs are expensed as incurred and consisted primarily of salaries and benefits, consultant fees, certain facilities costs, and other direct costs associated with the continued development of the Company’s solutions.

Product development costs are expensed as incurred until technological feasibility has been established, which the Company defines as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical performance requirements. The Company has determined that technological feasibility for its software products is reached shortly before they are released for sale. Costs incurred after technological feasibility is established are not significant, and accordingly the Company expenses all research and development costs when incurred.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly liquid investments with an original maturity of three months or less.

At September 30, 2020, the Company’s cash and cash equivalents consisted of cash deposited in financial institutions.

Accounts Receivable and Contract Asset

Accounts receivable consist of trade accounts receivables from the sales channel intermediary. Accounts receivable are recorded as the invoiced amount (net of any commissions). The Company does not require collateral or other security, nor does it charge interest for accounts receivable. Invoices are due within 15 days of the intermediary receiving payment from its customer.

The Company periodically evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses based on the Company’s historical experience. At September 30, 2020, the Company did not have an allowance for potential credit losses as there were no estimated credit losses.

Billings in advance of revenue recognized are recorded as Deferred revenue and revenue recognized ahead of billings are recorded as contract asset within Accounts receivable and contract asset. The Company presents deferred revenue and accounts receivable and contract asset on a net basis by customer.

Concentrations of Risk

Credit Risk — Financial instruments that potentially subject the Company to concentration of credit risk consisted primarily cash and cash equivalents and accounts receivable. The Company maintains its cash deposits at one domestic financial institution. The Company is exposed to credit risk in the event of default by a financial institution to the extent that cash and cash equivalents are in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company generally places its cash and cash equivalents with high-credit quality financial institutions. To date, the Company has not experienced any losses on its cash and cash equivalents.

Concentration of Accounts Receivable — At September 30, 2020, one customer accounted for 100% of the Company’s total accounts receivable and contract asset. Fluctuations in accounts receivable and contract asset result from timing of the Company’s performance of services, billings and collection of related payments.

Concentration of Revenues — For the period ended September 30, 2020, one customer accounted for more than 99% of the Company’s revenues.

Property and Equipment, net

Property and equipment, net, is stated at cost, less accumulated depreciation and amortization. The Company depreciates office equipment using the straight-line method over their estimated useful lives of three years. Property and equipment, net also includes finance lease right-of-use assets for computers, network equipment and office furniture. Such assets are amortized over the term of the respective lease terms ranging from three to five years. See Note 8, Leases.

Accounting for Impairment of Long-Lived Assets

The Company annually reviews long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of the asset to the future undiscounted net cash flows which the asset is expected to generate. If such assets are determined to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the future undiscounted net cash flows arising from the assets. Assets to be disposed of are reported at the lower of their carrying amounts or fair value less cost to sell. During the period ended September 30, 2020, there was no impairment charge necessary.

Leases

At inception of a contract, the Company evaluates whether an arrangement meets the definition of a lease. A contract contains a lease if there is an identified asset and the Company has the right to control the asset. The Company classifies a lease as a financing when ownership transfers at the end of the lease term, an option to purchase the asset is reasonably certain to be exercised, the lease term covers a major part of the assets remaining economic life, the present value of the lease payments exceeds the fair value of the asset, or the nature of the asset does not have alternative use at the end of the lease term.  Operating leases are recorded as right-of-use (“ROU”) assets with corresponding current and noncurrent operating lease liabilities on the balance sheet. Financing leases are included within property and equipment with corresponding current and noncurrent financing lease liabilities on the balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the duration of the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Recognition on the commencement date is based on the present value of lease payments over the lease term using an incremental borrowing rate. Leases with a term of 12 months or less at the commencement date are not recognized on the balance sheet and are expensed as incurred.

The Company accounts for modifications to a lease as a separate contract when the contract grants an additional right of use and lease payments increase commensurate with the standalone price for the additional right of use.

Fair Value Measurements

The Company uses a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. The three-level hierarchy prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risks associated with investing in those financial instruments. The three-level hierarchy for fair value measurements is defined as follows:

Level I — Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level II — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level III — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An asset’s or a liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

All cash equivalents are considered Level 1 measurements for the period presented.  The Company does not have any financial instruments classified as Level 2 or any other classified as Level 3 and there were no movements between these categories during the period ended September 30, 2020. The Company believes that the carrying amounts of all remaining financial instruments approximate their fair value due to their relatively short maturities.

Income Taxes

The Company is classified as a partnership for federal and state income tax purposes. Each member's allocable share of the Company's taxable income or loss is taxed on the member's income tax returns. No provision or liability for federal or state income taxes has been included in the financial statements. The Company is subject to

U.S. federal, state and local income tax examinations by the tax authorities. State franchise tax assessed at the company level is charged to the Company’s operations as incurred.

The Company is not currently under examination by any taxing jurisdiction. The IRS may assess the Company for the cost of a tax liability resulting from an IRS examination adjustment. The collection of income tax from the Company, however, is an administrative convenience on the part of the government to collect the underpayment of income taxes from the members attributable to prior periods. Accordingly, the federal income taxes on Company income are attributable to the members and not reported as an entity level liability of the Company. In the event of any future tax assessments paid by the Company under the IRS partnership audit regime, such amounts and any related penalties and interest shall be reported as a distribution from the Company to the members for financial statement purposes.

Payroll Protection Plan loan

In April 2020, the Company applied for and received a forgivable Payroll Protection Plan loan (“PPP Loan”) through the Small Business Administration of the United States of America (“SBA”). Amounts received under the PPP Loan were $0.6 million, were repayable over two-years from the date of borrowing, accrued interest at 1.00% after six-months and were forgivable in part or in full. The loan and accrued interest are forgivable for borrowers who use the loan proceeds for eligible expenses during a twenty-four week period following the borrower’s receipt of the loan and maintain payroll and employee headcount. The Company has used the full proceeds of the loan for eligible expenses within the required period. All loan payments were deferred for six months if not forgiven under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Company has elected to account for the loan as a grant and records the income associated with the grant as the expenses are incurred. The Company determined that forgiveness of the loan under the CARES Act was reasonably assured and recorded the full amount of the proceeds as an offset to the related payroll expenses in the statement of operations for the nine months ended September 30, 2020. The proceeds from the PPP Loan are reflected as an operating activity in the statement of cash flows.

In December 2020, the Company received notification from the SBA that the PPP Loan has been forgiven in full.

Note 3. Revenue Related Disclosures

Changes in deferred revenue/(contract asset) were as follows (in thousands):

Nine months ended September 30, 2020
Balance at the beginning of the period	$713
New billings	7,671
Revenue recognized during the period from balance at the beginning of the period	(713)
Revenue recognized during the period from new billings	(7,853)
Balance at the end of the period	$(182)

At September 30, 2020, the Company had estimated remaining performance obligations for contractually committed revenues of $3.5 million and $8.5 million that will be recognized during the remainder of the year ended December 31, 2020 and during the year 2021, respectively. The timing of revenue recognition includes estimates of costs and progress on the work orders for professional services. Contractually committed revenue includes deferred revenue as of September 30, 2020 and amounts under contract that will be invoiced after September 30, 2020.

For the period ended September 30, 2020, the Company recognized $5.0 million from a term software license and related maintenance and support services revenue and $6.1 million of professional services revenue. The Company’s contract with the single customer commenced in November 2016 and continues through October 31, 2021. Provisions of the contract expire at various times, including the ability of the intermediary to cancel the contract with 30 days’ notice.

Note 4. Property and equipment, net

Property and equipment, net were as follows (in thousands):

September 30, 2020
Office equipment	$85
Finance lease right-of-use assets	363
Accumulated depreciation and amortization	(271)
Total property and equipment, net	$177

Depreciation and amortization expense for the period ended September 30, 2020 was $79,000.

Note 5. Details of Certain Balance Sheet Accounts

Security deposit: The Company had a security deposit of $45,000 related to the Newark, New Jersey office lease.

Accrued expenses and other current liabilities were as follows (in thousands):

September 30, 2020
Personnel-related accruals	$267
Accrued 401(k)	109
Operating lease liability - short term	127
Finance lease liabilities - short term	90
Other	138
Total accrued expenses	$731

Note 6. Members’ Equity

The Company is a limited liability company with two individual members, each having equal membership interests in the Company. The Company records distributions in the financial statements when declared or paid.

Note 7. Benefit Plan

The Company sponsors a 401(k) plan to provide defined contribution retirement benefits for all eligible employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company makes Safe Harbor contributions to the plan in the amount of 3% of participants’ compensation and these contributions vest immediately. The Company also makes profit-sharing contributions, which are subject to additional vesting criteria. The Company recorded $0.1 million of expense related to Safe Harbor and profit-sharing contributions during the period ended September 30, 2020.

Note 8. Leases

Operating leases

The Company leases its office in Newark, New Jersey, under a non-cancelable operating lease which expires in July 2022. This lease does not have significant rent escalation holidays, concessions, leasehold improvement incentives, or other build-out clauses. Further, the lease does not contain contingent rent provisions or renewal options. This lease includes both lease (e.g., fixed monthly rent payments) and non-lease components (e.g., common-area or other maintenance costs) which are accounted for as a single lease component as the Company has elected the practical expedient to group lease and non-lease components for all leases. In measuring the lease liability upon initial recognition, the Company used a discount rate of 5% which reflects the Company’s incremental borrowing rate for a similar asset and similar term as of the date of initial recognition. The operating lease cost recognized for the period ended September 30, 2020 was $0.1 million.

Finance leases

The Company leases some of its computers, network equipment and office furniture under leases ranging from three to five years in term. The leases do not have payment escalation holidays, concessions or incentives. The office furniture and network equipment leases do come with options to purchase the assets at the end of the lease for $1. The computer leases have an option to purchase the asset at fair value at the end of the lease. The leases all have fixed monthly rent payments and no other components. In measuring the lease liabilities upon initial recognition, the Company used a discount rate of 4 to 5% which reflects the Company’s incremental borrowing rate for a similar asset and similar term as of the date of initial recognition. The total finance lease cost recognized for the period ended September 30, 2020 was $62,000.

Supplemental information related to the leases as of September 30, 2020 is as follows (in thousands):

	Operating lease	Finance leases
Assets
Right-of-use assets, net	$247	$155
Liabilities
Lease liabilities (short-term) (presented within Accrued expenses and other current liabilities)	$127	$90
Lease liabilities (long-term) (presented within Other liabilities)	122	44
Total lease liabilities	$249	$134

Cash paid during the period ended September 30, 2020 for amounts included in the measurement of lease liabilities were as follows (in thousands):

	Operating lease	Finance leases
Presented within Cash flows from operating activities	$108	$-
Payments on principal, presented within Cash flows from financing activities	$-	$73
Interest paid on finance leases	$-	$5

Maturities of the lease liabilities as of September 30, 2020 were as follows (in thousands):

	Operating Lease Payments	Finance Lease Payments	Total Lease Payments
Remainder of 2020	$37	$22	$59
2021	148	90	238
2022	75	48	123
Total lease payments, undiscounted	$260	$160	$420
Less: imputed interest	(11)	(26)	(37)
Total lease payments, discounted	$249	$134	$383

Note 9. Commitments and Contingencies

Contingencies

The Company may become subject to legal proceedings, as well as demands and claims that arise in the normal course of business. Such claims, even if not meritorious, could result in the expenditure of significant financial and management resources. The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed and adjusted to include the impacts of negotiations, estimated settlements, legal rulings, advice of legal counsel, and other information and events pertaining to a particular matter.

An unfavorable outcome on any litigation matters could require payment of substantial damages, or, in connection with any intellectual property infringement claims or could prevent the Company from selling certain of our products. As a result, a settlement of, or an unfavorable outcome on, any of the matters referenced above or other litigation matters could have a material adverse effect on the Company’s business, operating results, financial condition and cash flows.

Note 10. Subsequent Events

In April 2020, the Company applied for and received a Payroll Protection Plan loan (“PPP Loan”) through the Small Business Administration of the United States of America (“SBA”). Amounts received under the PPP Loan were $0.6 million, have a two-year maturity date, accrued interest at 1.00% after six-months and may be forgiven in part or in full. In December 2020, the Company received notification from the SBA that the PPP Loan has been forgiven in full.

On November 24, 2020, 100% of the membership interests of the Company were acquired by ShotSpotter, Inc., a company which provides precision-policing solutions for law enforcement to help deter gun violence and make cities, campuses and facilities safer. As part of the acquisition, ShotSpotter, Inc. became the sole member, the balance on all finance leases that existed as of the acquisition date were paid off, and the 401(k) plan was terminated.

Management evaluated subsequent events through February 4, 2021, which is the date these financial statements were issued.